UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 5, 2006

Golden Eagle International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

9661 South 700 East, Salt Lake City, Utah 84070
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, If Changed Since Last Report.)

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

    a.        On May 5, 2006, H. Roy Shipes resigned as Golden Eagle International, Inc.‘s (hereafter referred to as “we” or “our) Chairman of the Board due to potential conflicts of interest with other companies for which he serves as Chief Executive Officer and Chairman of the Board.

    b.        On May 9, 2006, the Board of Directors appointed H.E. “Gene” Dunham as a Director. We intend to have Mr. Dunham serve as a member of our audit committee and compensation committee. Information regarding Mr. Dunham’s experience in the mining industry is included in a press release distributed on May 10, 2006 and attached to this Form 8-K.

Item 9.01     Financial Statements and Exhibits

99.1	Press release containing the resume of H.E. Dunham announcing Mr. Dunham's appointment as Director

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 11th day of May, 2006.

Golden Eagle International, Inc. By: /s/ Terry C. Turner —————————————— Terry C. Turner President and Chief Executive Officer